Exhibit 10.20

Privileged and Confidential

RUSH STREET INTERACTIVE, INC.

2020 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Rush Street Interactive, Inc. 2020 Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”), Rush Street Interactive, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of restricted stock units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Award:	Restrictive Stock Units under Article 8 of the Plan.

Participant:

Grant Date:

Total Number of Restricted Stock Units:

Vesting Schedule:	Subject to Sections 2(c) and 5 of the Agreement, the Plan and the other terms and conditions set forth herein, the RSUs shall vest and become exercisable according to the following schedule, so long as you remain providing active Continuous Service to the Company or an Affiliate from the Grant Date through each such vesting date:

Vesting Date	Number of RSUs That Vest
________	________
________	________
________	________

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

IN ORDER TO RECEIVE THE BENEFITS OF THIS GRANT NOTICE AND THE AGREEMENT, AND FOR THIS AWARD OF RSUs TO BE EFFECTIVE, YOU MUST EXECUTE THIS GRANT NOTICE (THE “ACCEPTANCE REQUIREMENTS”).  IF YOU FAIL TO SATISFY THE ACCEPTANCE REQUIREMENTS WITHIN 45 DAYS FOLLOWING THE GRANT DATE, THEN:

(1)   THIS AGREEMENT WILL BE OF NO FORCE OR EFFECT AND THE RSUs GRANTED HEREIN WILL BE AUTOMATICALLY FORFEITED TO THE COMPANY WITHOUT CONSIDERATION; AND

(2)   NEITHER YOU NOR THE COMPANY WILL HAVE ANY FUTURE RIGHTS OR OBLIGATIONS UNDER THIS GRANT NOTICE OR THE AGREEMENT.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Participant has executed this Grant Notice, effective for all purposes as provided above.

RUSH STREET INTERACTIVE, INC.

By:
Name:
Title:

PARTICIPANT

Name:

Signature Page to

Restricted Stock Unit Grant Notice

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Grant Date set forth in the Grant Notice to which this Agreement is attached by and between Rush Street Interactive, Inc., a Delaware corporation (the “Company”), and ________ (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.                  Award.  Effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company hereby grants to Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, Participant will have no right to receive any Common Stock or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2.                  Vesting of RSUs.

(a)               Except as otherwise set forth in Sections 2(c) and Section 5, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.  Unless and until the RSUs have vested in accordance with such vesting schedule, Participant will have no right to receive any dividends or other distribution with respect to the RSUs. Upon a termination of Participant’s Continuous Service with the Company or an Affiliate prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to Section 2(c)), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(b)               The parties acknowledge and agree that that for the purposes of this Agreement, the Committee or its delegate, in its sole discretion, may determine whether Participant’s Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including, without limitation, sick leave, military leave or any other personal or family leave of absence, each in accordance with applicable law. The parties further acknowledge and agree that the Committee or delegate may, in its sole discretion, determine that any such interruption in Participant’s Continuous Service may temporarily or permanently pause the vesting of the Award until such time or until a specified event occurs, as the Committee or delegate, in its sole discretion, so determines.

(c)               Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 12, the RSUs shall immediately become fully vested upon a termination of Participant’s Continuous Service with the Company or an Affiliate due to Participant’s death or Disability (as defined below). As used herein, “Disability” means “disability” (or a word of like import) as defined in Participant’s employment agreement or consulting agreement with the Company or an Affiliate in effect at the time of Participant’s termination of Continuous Service or, in the absence of such an agreement or definition, a determination by the Committee that Participant is unable to perform the essential functions of Participant’s position (after accounting for reasonable accommodation, if applicable and required by applicable law), due to physical or mental impairment that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive (or for any longer period as may be required by applicable law), in any 12-month period.

Exhibit A-1

3.                  Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Common Stock and, on the record date for such dividend, Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to Participant an amount in cash equal to the cash dividends Participant would have received if Participant was the holder of record, as of such record date, of a number of shares of Common Stock equal to the number of RSUs held by Participant that have not been settled as of such record date, such payment to be made on or within 60 days following the date on which such RSUs vest in accordance with Section 2 (the “Dividend Equivalents”). For purposes of clarity, if the RSUs (or any portion thereof) are forfeited by Participant pursuant to the terms of this Agreement, then Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.

4.                  Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2, but in no event later than 30 days after such vesting date, the Company shall deliver to Participant a number of shares of Common Stock equal to the number of RSUs subject to this Award. All shares of Common Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Common Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

5.                  Restrictive Covenants.

(a)               Non-Disclosure of Confidential Information.

(i)                 The term “Confidential Information,” as used in this Agreement, shall mean any and all information (in whatever form and whether or not expressly designated as confidential) relating directly or indirectly to the respective businesses, operations, financial affairs, assets or technology of the Company and any of its subsidiaries (collectively, the “Companies”) including, but not limited to, marketing and financial information, personnel, sales and statistical data, plans for future development, computer programs, information and knowledge pertaining to the products and services offered, inventions, innovations, designs, ideas, recipes, formulas, manufacturing processes, trade secrets, technical data, computer source codes, software, proprietary information, construction, advertising, manufacturing, distribution and sales methods and systems, pricing, sales and profit figures, customer and client lists, and relationships with customers, clients, suppliers, distributors and others who have business dealings with any of the Companies and information with respect to various ingredients, formulas, manufacturing processes, techniques, procedures, processes and methods. Confidential Information also includes information received by Participant from third parties in connection with Participant’s employment by or service to any of the Companies subject to an obligation to maintain the confidentiality of such information. Confidential Information does not include information which (a) becomes generally known to and available for use by the public other than as a result of Participant’s violation of this Agreement; (b) is or becomes generally available within the relevant business or industry other than as a result of Participant’s violation of this Agreement; or (c) is or becomes available to Participant on a non-confidential basis from a source other than the Companies, which source is not known by Participant, after reasonable inquiry, to be subject to a contractual or fiduciary obligation of secrecy to the Companies.

(ii)              Participant acknowledges and agrees that all Confidential Information known or obtained by Participant, whether before or after the Grant Date and regardless of whether Participant participated in the discovery or development of such Confidential Information, is the property of the Company. Except as expressly authorized in writing by the Company or as necessary to perform Participant’s services while an employee or other service provider of the Company, Participant agrees that Participant will not, during or after Participant’s employment with or service to any of the Companies, for any reason, directly or indirectly, duplicate, use, make available, sell, misappropriate, exploit, remove, copy or disclose to any Person Confidential Information, unless such information is required to be produced by Participant under order of a court of competent jurisdiction or a valid administrative or congressional subpoena; provided, however, that upon receipt of any such order or subpoena, Participant shall promptly notify the Company and shall provide the Company with an opportunity at its cost and expense to contest the propriety of such order or subpoena or restrict or condition the disclosure of such Confidential Information or to arrange for appropriate safeguards against any further disclosure by the court or administrative or other body seeking to compel disclosure of such Confidential Information.

(b)               Assignment of Inventions.

(i)                 Participant acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products, developments, software, know-how, processes, techniques, works of authorship and other work product, whether patentable or unpatentable, (i) that are reduced to practice, created, invented, designed, developed, contributed to, or improved with the use of any of the Companies’ resources and/or within the scope of Participant’s duties to the Companies or that relate to the business, operations or actual or demonstrably anticipated research or development of the Companies, and that are made or conceived by Participant, solely or jointly with others, during Participant’s employment by or service to any of the Companies; or (ii) suggested by any work that Participant performs in connection with any of the Companies, either while performing Participant’s duties to the Companies or on Participant’s own time, will belong exclusively to the Companies (or their designees), whether or not patent or other applications for intellectual property protection are filed thereon (the “Inventions”). Participant will keep full and complete written records (the “Records”), in the manner prescribed by the Companies, of all Inventions, and will promptly disclose all Inventions completely and in writing to the Companies. The Records are the sole and exclusive property of the Companies, and Participant will surrender them upon termination of employment or engagement, or upon any of the Companies’ request. Participant irrevocably conveys, transfers and assigns to the Companies the Inventions and all patents or other intellectual property rights that may issue thereon in any and all countries, whether during or subsequent to Participant’s employment by or service to any of the Companies, together with the right to file, in Participant’s name or in the name of any of the Companies (or their designees), applications for patents and equivalent rights (the “Applications”). Participant will, at any time during and subsequent to employment by or service to any of the Companies, make such applications, sign such papers, take all rightful oaths, and perform all other acts as may be requested from time to time by any of the Companies to perfect, record, enforce, protect, patent or register the Companies’ rights in the Inventions, all without additional compensation to Participant from the Companies. Participant will also execute assignments to the Companies (or their designees) of the Applications, and give the Companies and their attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for the Companies’ benefit.

(ii)              In addition, the Inventions are deemed Work for Hire, as such term is defined under the copyright laws of the United States, on behalf of the Companies, and Participant agrees that the Companies are the sole owners of the Inventions and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to Participant. If the Inventions, or any portion thereof, are deemed not to be Work for Hire, or the rights in such Inventions do not otherwise automatically vest in the Companies, Participant hereby irrevocably conveys, transfers and assigns to the Companies all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including, without limitation, all of Participant’s right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including, without limitation, all rights of any kind or any nature now or hereafter recognized, including, without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement, or other unauthorized use or conduct in derogation of the Inventions, known or unknown, before the date hereof, including, without limitation, the right to receive all proceeds and damages therefrom. In addition, Participant hereby waives any so-called “moral rights” with respect to the Inventions. To the extent that Participant has any rights in the results and proceeds of Participant’s service to the Companies that cannot be assigned in the manner described herein, Participant agrees to unconditionally waive the enforcement of such rights. Participant hereby waives any and all currently existing and future monetary rights in and to the Inventions and all patents and other registrations for intellectual property that may issue thereon, including, without limitation, any rights that would otherwise accrue to Participant’s benefit by virtue of Participant being an employee of or other service provider to any of the Companies.

(c)               Return of Companies’ Property and Companies’ Information. Participant agrees to return, promptly following the termination of Participant’s employment with or service to any of the Companies, or earlier if directed by any of the Companies, any and all of the Companies’ property in Participant’s possession, as well as any and all records, files, correspondence, reports and computer disks relating to any of the Companies’ operations, products and potential products, marketing, research and development, production and general business plans, customer information, accounting and financial information, distribution, sales, and confidential cost and price characteristics and policies in Participant’s possession (including on any personal computer).

(d)               Whistleblower Protection. Nothing in this Agreement is intended to conflict with the whistleblower provisions of any United States federal, state or local law or regulation, including but not limited to Rule 21F-17 of the Securities Exchange Act of 1934 or § 1833(b) of the Defend Trade Secrets Act of 2016. Accordingly, notwithstanding anything to the contrary herein, nothing in this Agreement shall prohibit Participant from reporting possible violations of United States federal, state or local law or regulation to any United States federal, state or local governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or to an attorney, or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or from disclosing trade secrets and other confidential information in the course of such reporting; provided, that Participant uses Participant’s reasonable best efforts to (a) disclose only information that is reasonably related to such possible violations or that is requested by such agency or entity and (b) requests that such agency or entity treat such information as confidential. Participant does not need the prior authorization from the Company to make any such reports or disclosures and is not required to notify the Company that it has made such reports or disclosures. In addition, Participant has the right to disclose trade secrets and other confidential information in a document filed in a lawsuit or other proceeding; provided, that the filing is made under seal and protected from public disclosure.

(e)                Non-competition; Non-solicitation. In consideration of the Award, Participant agrees and covenants not to:

(i)                 During the entire period of Participant’s employment with or service to any of the Companies and for a period of twelve (12) months following the termination of Participant’s employment or service for any reason, Participant shall not, directly or indirectly, for Participant’s own account, or on behalf of, or together with, any other Person (other than on behalf of the Companies) anywhere in any state of the United States, the District of Columbia, Canada, Colombia or Estonia:

(1)               own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, render financial assistance to, be connected as an officer, director, stockholder, employee, partner, member, manager, principal, agent, representative, consultant or otherwise with, use or permit Participant’s name to be used in connection with, or develop products or services for, any Competing Business. “Competing Business” means any business which is engaged in or is in development of any gaming or other business that offers or is in the process of developing or attempting to offer competitive services to the services and products offered or reasonably expected to be offered by the Company’s business; notwithstanding the foregoing, it shall not be a breach of this Section 5(e)(i)(1) for Participant to own a passive investment of less than one percent (1%) of a class of stock of a publicly held company that is traded on a national securities exchange or in the over the counter market;

(2)               contact, solicit, induce or attempt to contact, solicit or induce any Person who is or was, within the one-year period prior to termination of Participant’s employment with or service to the Companies, a customer, supplier or agent of any of the Companies or with which any of the Companies or Participant had contact during Participant’s employment or service to with any of the Companies, to terminate their relationship with any of the Companies, or do any act which may interfere with or result in the impairment of the relationship, including any reduction in sales or purchases, between any of the Companies and such customers, suppliers or agents; or

(3)               hire any Person who is or was, within the one-year period prior to termination of Participant’s employment with or service to any of the Companies, an employee of any of the Companies; or contact, solicit, induce or attempt to contact, solicit or induce any Person who is or was, within the one-year period prior to termination of Participant’s employment with or service to the Companies, an employee of any of the Companies for the purpose of seeking to have such Person terminate his or her employment or engagement with any of the Companies.

(ii)              Participant will not, at any time, make any statement that is intended to disparage any of the Companies or any of their businesses, products, services, directors or officers.

(f)                Acknowledgments by Participant. Participant acknowledges and agrees that: (i) Participant has occupied or will occupy a position of trust and confidence with the Companies and has or will become familiar with Confidential Information; (ii) the Confidential Information is of unique, very substantial and immeasurable value to the Companies; (iii) the Company has required that Participant make the covenants set forth in this Section 5 as a condition to the execution by the Company of this Agreement; (iv) the provisions of this Section 5 are reasonable with respect to duration, geographic area and scope and necessary to protect and preserve the goodwill and ongoing business value of the Companies, and will not, individually or in the aggregate, prevent Participant from obtaining other suitable employment during the period in which Participant is bound by such provisions; (v) the scope of the business of the Companies is independent of location (such that it is not practical to limit the restrictions contained in this Section 5 to a specified county, city or part thereof); (vi) the Companies would be irreparably damaged if Participant were to breach the covenants set forth in this Section 5; and (g) the potential benefits to Participant available under this Agreement are sufficient to compensate Participant fully and adequately for agreeing to the terms and restrictions of this Agreement.

(i)                 If a court holds that the duration, scope, or area restrictions stated herein are unreasonable, the parties agree that the court shall be allowed and directed to revise the restrictions to cover the maximum reasonable period, scope and area permitted by law.

(g)                Breach. Notwithstanding any provision in this Agreement or the Plan to the contrary, in the event the Committee determines that Participant has failed to abide by any of the terms set forth in this Section 5 or the provisions of any other confidentiality, non-competition or non-solicitation covenant in any other agreement by and between the Company or any Affiliate and Participant, then, in addition to and without limiting the remedies set forth in this Section 5:

(i)                 All RSUs that have not been settled as of the date of such determination (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

6.                  Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to Participant for federal, state, local and/or foreign tax purposes, Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to Participant. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

7.                  No Right to Continued Employment, Service or Awards.(a) For purposes of this Agreement, Participant shall be considered to be employed by or providing services to the Company or an Affiliate as long as Participant remains an employee or service provider of any of the Company, an Affiliate or a corporation or other entity (or a parent or Subsidiary of such corporation or other entity) assuming or substituting a new award for this Award. Without limiting the scope of the preceding sentence, it is expressly provided that Participant shall be considered to have terminated employment with or services to the Company (a) when Participant ceases to be an employee or service provider of any of the Company, an Affiliate, or a corporation or other entity (or a parent or Subsidiary of such corporation or other entity) assuming or substituting a new award for this Award or (b) at the time of the termination of the “Affiliate” status under the Plan of the corporation or other entity that employs or engages Participant. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time.

(b)              The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

8.                  Non-Transferability.  During the lifetime of Participant, the RSUs may not be transferable by Participant other than by will or by the laws of descent and distribution, unless and until the shares of Common Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Anny attempted Transfer of the RSUs shall be null and void and of no effect, except to the extent that such Transfer is permitted by the preceding sentence.

9.                  Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Common Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No shares of Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, shares of Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Common Stock hereunder, the Company may require Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

10.              Legends. If a stock certificate is issued with respect to shares of Common Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Common Stock is then listed. If the shares of Common Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

11.              Rights as a Stockholder. Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may become deliverable hereunder unless and until Participant has become the holder of record of such shares of Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock, except as otherwise specifically provided for in the Plan or this Agreement.

12.              Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a business day and, if otherwise, on the next business day, (b) one (1) business day following sending by reputable overnight express courier (charges prepaid), or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 13, notices, demands and other communications shall be sent to the addresses indicated below:

If to the Company:

Rush Street Interactive, Inc.
Attn: Legal Department
900 N. Michigan Avenue, Suite 950
Chicago, Illinois 60611

If to Participant:

To the address on file with the Company.

13.              Execution of Receipts and Releases. Any issuance or transfer of shares of Common Stock or other property to Participant or Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require Participant or Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested RSUs.

14.             Legal and Equitable Remedies. Participant acknowledges that a violation or attempted breach of any of Participant’s covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining Participant or the affiliates, partners or agents of Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including reasonable attorneys’ fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 15 shall be cumulative and in addition to any other remedies to which such party may be entitled.

15.              Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which Participant has access. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

16.              Agreement to Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

17.              Company Recoupment of Awards. A Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder form time to time by the U.S. Securities and Exchange Commission.

18.              Governing Law Jurisdiction; Costs. The law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforcement of this Agreement, without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Participant hereby agrees to submit to personal jurisdiction of said courts, and waives any right to challenge venue or claim that it is an inconvenient forum. Participant will reimburse the Company for all court costs and reasonable attorneys’ fees incurred in connection with any action the Company brings for a breach or threatened breach by Participant of any covenants contained in this Agreement if (i) Participant challenges the reasonableness or enforceability of such covenants or (ii) the Company is the prevailing party in such action.

19.              Successors and Assigns. The Company may assign any of its rights under this Agreement without Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Participant and Participant’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

20.              Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

21.              Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Award in this Agreement does not create any contractual right or other right to receive any other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Participant’s employment with or services to the Company.

22.             Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Award, prospectively or retroactively; provided, that, no such amendment shall adversely affect Participant’s material rights under this Agreement without Participant’s consent. The failure of the Company or Committee to enforce at any time any provision of this Agreement will in no way be construed to be a waiver of such provision or of any other provision hereof.

23.              No Impact on Other Benefits. The value of Participant’s Award is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

24.              Data Privacy. Participant expressly authorizes and consents to the collection, possession, use, retention and transfer of personal data of Participant, whether in electronic or other form, by and among Company, its Affiliates, third-party administrator(s) and other possible recipients, in each case for the exclusive purpose of implementing, administering, facilitating and/or managing Participant’s Awards under, and participation in, the Plan. Such personal data may include, without limitation, Participant’s name, home address and telephone number, date of birth, Social Security Number, social insurance number or other identification number, salary, job title and other job-related information, tax information, the number of Company shares held or sold by Participant, and the details of all Awards (including any information contained in this Award and all Award-related materials) granted to Participant, whether exercised, unexercised, vested, unvested, cancelled or outstanding (“Data”). Participant acknowledges, understands and agrees that Data may be transferred to third parties, which will assist the Company with the implementation, administration and management of the Plan.

25.             Counterparts. This Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of this Agreement and each party forever waives any such defense.

26.             Complete Agreement. This Agreement and the Plan and the other documents referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, provided, however, the terms of Section 5 are in addition to and complement (and do not replace or supersede) all other agreements and obligations between the Company or any Affiliate and Participant with respect to confidentiality, non-disclosure, non-competition or non-solicitation.

27.              No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

28.              Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Agreement are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the RSUs may not be exempt from Section 409A of the Code, then, if Participant is deemed to be a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when Participant becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following Participant’s separation from service and (b) Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Section 409A of the Code.

29.              Language. This Agreement has been prepared and any communication hereunder shall be made in English language. The Participant herby confirms that he/she understands the wording of this Agreement and he/she had possibility to ask questions about and negotiate the terms of the Agreement.